Exhibit 32.1

OFFICER'S CERTIFICATE

In connection with the Quarterly Report of Envirokare Tech, Inc. (the "Company") on Form 10-QSB for the quarter ended September 30, 2005, as filed with the Securities and Exchange Commission, I, George Kazantzis, Acting President (Principal Financial Officer) and Nicholas Pappas (Chief Executive Officer) of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,

That the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 14th day of November 2005.

/s/ George Kazantzis
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Name: George Kazantzis
Title: President (Principal Financial Officer)

/s/ Nicholas Pappas
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Name: Nicholas Pappas
Title: Chief Executive Officer (Chief Executive Officer)